POWER OF ATTORNEY

Exhibit 24

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Wendy Daudelin, Debbie Hyndman, Jennifer Jaffee, Veronica Smith and Amy Breitner of Libbey Inc. (the "Company"), signing singularly, as a true and lawful attorney-in-fact of the undersigned to execute for and on behalf of the undersigned, in the undersigned'scapacity as an officer of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934 and the New York Stock Exchange, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, desirable or proper to be done in the exercise of any of the rights and powers herein granted and any act of any type in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __25 _ day of July, 2012.


___/s/ Sherry Buck _______________________Signature

____Sherry Buck_________________________Typed or Printed Name